Exhibit a(1)(iii)

LETTER OF TRANSMITTAL

Regarding Convertible Note Exchange Offer Issued By

ASSURE HOLDINGS CORP.

THIS LETTER OF TRANSMITTAL MUST BE
RECEIVED BY ASSURE HOLDINGS CORP.
BY 11:59 p.m., Mountain Time, on July 19, 2024.

THE OFFER WILL EXPIRE
AT 11:59 P.M., MOUNTAIN TIME, ON JULY 19, 2024,
UNLESS THE OFFER IS EXTENDED.

Complete this Letter of Transmittal and Return to:

Assure Holdings Corp.

Attention: John Farlinger

7887 East Belleview Avenue, Suite 240

Denver, Colorado 80111

Telephone: 720-287-3093

Email: john.farlinger@assureiom.com

Capitalized terms used and not otherwise defined herein have the meanings given to them in the Offer Letter dated June 21, 2024 (the “Offer Letter”).

Holders desiring to exchange their Convertible Debentures in accordance with the terms of the Offer should complete this Letter of Transmittal and send or deliver it to Assure Holdings Corp. in the manner set out below.

If you wish to tender your Convertible Debentures: Complete Parts 1 through 4 of this Consent and Letter of Transmittal and send or deliver it to Assure Holdings Corp. in the manner set out below.

[Remainder of page intentionally left blank]

Ladies and Gentlemen:

The undersigned hereby exchanges all of the Convertible Debentures (the “Convertible Debentures”) issued by the Company held by the undersigned on the terms of the Convertible Note Exchange Offer set out in the Offer Letter dated June 21, 2024, as amended, receipt of which is hereby acknowledged, and in this Letter of Transmittal. THE OFFER LETTER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS SET OUT IN THE OFFER LETTER, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF ASSURE HOLDINGS CORP. TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby exchanges the Convertible Debentures. The undersigned warrants that it has full authority to exchange the Convertible Debentures. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the exchange of the Convertible Debentures in accordance with the terms of the Convertible Note Exchange Offer.

The undersigned acknowledges that the Convertible Debenture will be exchanged within 1 business day of the expiration of the Offer at 11:59 p.m. MT, July 19, 2024, being July 22, 2024, with certificates or a DRS advice slip representing the shares of common stock to be issued in the exchange to be sent along with a check for any cash payment due for payment of fractional shares within 2 business days of July 19, 2024.

All authority conferred or agreed to be conferred in this Letter of Transmittal will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE EMAIL OR MAIL TO: ASSURE HOLDINGS CORP. at 7887 East Belleview Ave, Suite 240, Denver, CO 80111, FOR ADDITIONAL INFORMATION: PHONE: (720) 287-3093, OR EMAIL: john.farlinger@assureiom.com.

Tender Date: _________, 2024

Tender Expiration Date: 11:59 p.m. MT, July 19, 2024

PARTS 1 THROUGH 4 MUST BE COMPLETED FOR TENDER REQUEST TO BE IN GOOD ORDER FOR PROCESSING

PLEASE EMAIL OR MAIL TO:

ASSURE HOLDINGS CORP.	FOR ADDITIONAL INFORMATION:
Attention: John Farlinger	PHONE: 720-287-3093
7887 East Belleview Ave	EMAIL: john.farlinger@assureiom.com
Suite 240
Denver, CO 80111

[Remainder of page intentionally left blank]

PART 1 – NAME AND ADDRESS

Member Name:
Address:

Email
Telephone Number:

FOR CUSTODIAL ACCOUNTS ONLY (IRA, 401k, ETC.)

Custodial Account #:
Custodian Name:
Custodian Address:
Custodian City, State, Zip:
Custodian Telephone Number:

PART 2 – PRINCIPAL AMOUNT OF CONVERTIBLE DEBENTURES TENDERED

Aggregate Principal Amount of Convertible Debentures Tendered:	$

PART 3- SIGNATURE(S)

Signature               Print Name of Authorized Signatory (and Title if applicable)        Date

Signature               Print Name of Authorized Signatory (and Title if applicable)        Date

PART 4- IMPORTANT U.S. FEDERAL INCOME AND WITHHOLDING TAX INFORMATION

The following does not constitute a summary of the tax consequences of participation in the Convertible Note Exchange Offer. You should review the Schedule TO in its entirety, including the section entitled “Certain Material United States Federal Income Tax Considerations”, and consult with your own tax advisors regarding the tax consequences of your participation in the Convertible Note Exchange Offer.

If you are a “U.S. person” (as defined below), U.S. federal tax law requires that the Company or its agent withhold backup withholding tax, currently at the rate of 24%, of the gross amount of any cash payment made to you in connection with the Offer (including cash paid in lieu of fractional shares of Common Stock) unless (a) you provide a properly completed and executed IRS Form W-9 (enclosed below) or (b) you otherwise provide certification that establishes that you are exempt from backup withholding. You should consult with your own tax advisors regarding the backup withholding tax rules and whether you are exempt from such tax.

If you are not a “U.S. person” (as defined below), U.S. federal tax law requires that the Company or its agent withhold up to 30% (subject to reduction under an applicable income tax treaty) of all amounts treated for U.S. federal income tax purposes as accrued but unpaid interest on the Convertible Debentures, and, if you provided an address above that is within the United States or any territory or possession thereof, backup withholding tax, currently at the rate of 24%, of the gross amount of any cash payment made to you in connection with the Offer (including cash paid in lieu of fractional Common Shares) unless you qualify for an exemption and provide the Company with a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form. To claim the benefits of an income tax treaty, you must provide a properly executed IRS Form W-8BEN or Form W-8BEN-E, as applicable (or any successor form), before the payment. If you are claiming the benefits of an income tax treaty, you may also be required to provide a taxpayer identification number. You should consult with your own tax advisor regarding these matters.

For purposes of this Letter of Transmittal, you are a “U.S. person” if you are (a) an individual citizen or resident alien of the United States as determined for U.S. federal income tax purposes; (b) a domestic corporation, domestic partnership, or other entity classified as a domestic corporation or domestic partnership for U.S. federal income tax purposes; (c) an estate the income of which is subject to United States federal income tax regardless of its source; (d) a trust if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person; or (e) a partnership, limited liability company or other entity classified as a partnership for United States federal income tax purposes that is created or organized in or under the laws of the United States or any state in the United States or the District of Columbia.

IRS Forms may be obtained from the IRS website at www.irs.gov.